Exhibit 10.9

AMENDMENT NO.1 TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO.1, dated November __, 2015 (this “Amendment”), amends the Amended and Restated Employment Agreement (the “Employment Agreement”) entered into as of April 22, 2008 by and among Turning Point Brands, Inc. (f/k/a North Atlantic Holding Company, Inc.), a Delaware corporation (“TPB”), North Atlantic Trading Company, Inc., a Delaware corporation (“NATC”), and Thomas F. Helms, Jr. (the “Executive”).

W I T N E S S E T H

WHEREAS, TPB intends to effect an initial public offering (the “IPO”) of its common stock, pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission; and

WHEREAS, in furtherance of the IPO, TPB, NATC and the Executive wish to amend the Employment Agreement to provide for certain payments to the Executive and to provide for the termination of the Employment Agreement immediately prior to the closing of the IPO (the “Closing”) but contingent upon the Closing.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, the Employment Agreement is hereby amended as follows:

1.	Payment. Following the Closing, TPB shall pay (or cause a subsidiary of TPB to pay) to the Executive the aggregate amount of $596,625 as follows: (i) $298,312.50 within three business days after the Closing and (ii) $298,312.50 on the three month anniversary of the Closing, in each case, less such deductions or amounts to be withheld as shall be required by applicable law.

2.	Termination. Immediately prior to the Closing, but contingent on the Closing, the Employment Agreement and the Executive’s employment with TPB and its subsidiaries shall terminate and none of TPB, NATC or the Executive shall have any further rights, obligations or duties under the Employment Agreement (other than any rights the Executive has thereunder to indemnification by TPB and/or NATC, which shall survive termination of the Employment Agreement).

3.	Amendment. This Amendment shall not be altered, modified or changed except by an amendment approved in writing by each of TPB, NATC and the Executive.

4.	Counterparts This Amendment may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

5.	Effect of Amendment. Except as amended by this Amendment, the Employment Agreement remains in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first written above.

TURNING POINT BRANDS, INC.

By:
Name:
Title:

NORTH ATLANTIC TRADING COMPANY, INC.

By:
Name:
Title:

By:
Name: Thomas F. Helms, Jr.

[Signature Page to Amendment No.1 to

Amended and Restated Employment Agreement]